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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 20, 2004 (April 13, 2004)


                                  METATEC, INC.
          ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Ohio                          0-9220                 31-1647405
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission              (IRS Employer
of incorporation)                      File Number)          Identification No.)

Metatec, Inc., c/o Richard J. Lippott, Managing Officer
6353 Grassmere Drive, Westerville, Ohio                             43082
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       (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (614) 761-2000


                   7001 Metatec Boulevard, Dublin, Ohio 43017
         --------------------------------------------------------------
         (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         As previously reported, Metatec, Inc. (the "Company") filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Ohio in Columbus, Ohio (the "Bankruptcy Court"), Case No. 03-65902 (the "Bankruptcy Case") on October 17, 2003, and completed the sale of substantially all of its assets (in a sale process supervised by the Bankruptcy Court) on December 22, 2003.

         On April 13, 2004, the Bankruptcy Court entered an Order (the "Order") appointing Richard J. Lippott as managing officer of the Company. Mr. Lippott is a financial and management consultant and has served as a managing officer in other bankruptcy proceedings. Mr. Lippott's duties will be limited to the preparation of monthly Chapter 11 operating statements, the review of company records regarding avoidance actions and the payment of allowed post petition fees and expenses. Mr. Lippott's duties may be expanded as permitted by the Bankruptcy Court. Mr. Lippott's initial term of appointment will continue until June 12, 2004.

         The Company intends to prepare and file a plan of reorganization with the Bankruptcy Court concerning the complete liquidation of the Company. It is anticipated that this plan of liquidation will be filed with the Bankruptcy Court prior to June 30, 2004.

         As previously reported, it is not anticipated that the shareholders of the Company will realize any cash or other value for their common shares of the Company in connection with the liquidation of the Company.

         David P. Lauer resigned as a director of the Company on February 20, 2004.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               METATEC, INC.



Dated:  May 19, 2004                           By /s/ Richard J. Lippott
                                                  -----------------------------
                                                  Richard J. Lippott
                                                  Managing Officer
                                                  (authorized signatory)